SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           October 7, 2004
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
                              Appointment of Principal Officers
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   SIGNATURES
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      (d) Appointment of Directors

On October 7, 2004, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced that Charles R. Williamson, 56, and D. Michael Steuert, 56, have been appointed to the company's board of directors. The board has not yet determined committee assignments for the new directors.

Williamson is the chairman and chief executive officer of Unocal Corporation and a member of the management committee. Steuert is senior vice president and chief financial officer for Fluor Corporation where he is responsible for the company's global financial processes.

"Chuck and Michael bring extensive knowledge and expertise to our board which will be important as Weyerhaeuser develops a larger global footprint while maintaining the financial stewardship that has been a hallmark of our company," said Steven R. Rogel, Weyerhaeuser chairman, president and chief operating officer. "In addition to his extensive knowledge of international operations, Chuck comes from a natural resources company and understands the importance of operating in an environmentally sound and sustainable manner. Because he works for an engineering and construction company, Michael has the skills and expertise necessary to maintain strong capital management in a capital intensive industry such as ours. We look forward to the contributions Chuck and Michael will make to our future growth."

Williamson was elected chief executive officer of Unocal in January 2001 and chairman in October 2001. Previously he was executive vice president, International Energy Operations. He was appointed to Unocal's board of directors in 1999. Williamson joined Unocal in 1977 and has held numerous management jobs including positions in the United Kingdom, Thailand and the Netherlands. He holds a doctorate in geology from the University of Texas at Austin.

Prior to joining Fluor in 2001 Steuert served as senior vice president and chief financial officer at Litton Industries Inc. He also held financial management positions at Gencorp Inc. and TRW Inc. Steuert earned both bachelors and masters degrees from Carnegie Mellon University and has attended post graduate training at Harvard University and the University of Pennsylvania Wharton School of Business.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2003, sales were $19.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

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                                    ###

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "may," "will," "believes," "should," "approximately," anticipates," "estimates," and "plans," and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding the company's markets in the third quarter; expected earnings and performance of the company's business segments during the third quarter, demand and pricing for the company's products in the third quarter, market capacity, anticipated debt repayment and interest expense reduction, anticipated capital spending, reduced timber harvest in the third quarter, transportation and new home sales. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; energy prices; performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; disruption of transportation and legal proceedings. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                          By              /s/ Steven J. Hillyard
	                    Its:	      Vice President and
                                          Chief Accounting Officer

Date:  October 8, 2004

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